UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 30, 2022

 SELLAS Life Sciences Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33958	20-8099512
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 Times Square, Suite 2503 New York, NY 10036
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (646) 200-5278

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SLS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Agreement.

On March 31, 2022 (the “Effective Date”), SELLAS Life Sciences Group, Inc. (the “Company”) entered into a License Agreement (the “License Agreement”) with GenFleet Therapeutics (Shanghai) Inc. (“GenFleet”) pursuant to which GenFleet granted to us a sublicensable, royalty-bearing license, under certain of its intellectual property, to develop, manufacture and have manufactured, and commercialize a small molecule cyclin-dependent kinase 9 (“CDK9”) inhibitor (the “Licensed Product”) for the treatment, diagnosis or prevention of disease in humans and animals in all territories other than mainland China, Hong Kong, Macau and Taiwan (the “Territory”). The CDK9 inhibitor, known as GFH009, is currently in a Phase 1 clinical trial in the United States and China.

In consideration for these rights, the Company has agreed to pay to GenFleet (i) an initial payment of $10.0 million as an upfront license fee and for a technology transfer, $4.5 million of which is payable within 30 days of the Effective Date and $5.5 million of which is due upon the first day of the 15th calendar month following the Effective Date, (ii) development and regulatory milestone payments for up to three indications totaling up to $48.0 million in the aggregate, and (iii) milestone payments totaling up to $92.0 million in the aggregate upon the achievement of certain net sales thresholds of Licensed Products in the Territory in a given calendar year.

The Company has also agreed to pay GenFleet tiered royalties based upon a percentage of annual net sales of Licensed Products in the Territory ranging from the low to high single digits. The royalties are payable on a Licensed Product-by-Licensed Product and region-by-region basis commencing on the first commercial sale of a Licensed Product in a region and continuing until the later of (i) the date that is 10 years following the date of first commercial sale for such Licensed Product in such region and (ii) the date of the expiration of the last valid claim of a licensed patent covering or claiming such Licensed Product in such region (collectively, the “Royalty Term”). The royalty rate is subject to reduction under certain circumstances, including when generic competition for a Licensed Product exists in a particular region.

The Company will be responsible for all costs related to developing, obtaining regulatory approval of and commercializing the Licensed Products in the Territory and the Company is required to use commercially reasonable efforts to develop and obtain regulatory approval for, and upon receipt of regulatory approval, commercialize the Licensed Products in the Territory. The Company and GenFleet will establish a joint steering committee to coordinate and review the development, manufacturing and commercialization plans with respect to the Licensed Products in the Territory. The Company and GenFleet also agreed to negotiate in good faith the terms and conditions of a supply agreement and related quality agreement pursuant to which GenFleet will manufacture or have manufactured and supply us with all quantities of the Licensed Product necessary for us to develop and commercialize the Licensed Products in the Territory.

The License Agreement will expire on a Licensed Product-by-Licensed Product and region-by-region basis on the date of the expiration of all of our payment obligations to GenFleet. Upon expiration of the License Agreement, the license granted to us will become fully paid-up, perpetual and irrevocable. Either party may terminate the License Agreement for the other party’s material breach following a cure period or upon certain insolvency events. During the period from the first anniversary of the Effective Date until the first regulatory approval of a Product in any country within the Territory, the Company will have the right to terminate the License Agreement upon 180 days’ prior written notice to GenFleet if a clinical failure, as described in the License Agreement, occurs. If the Company terminates the License Agreement before the first day of the 15th calendar month following the Effective Date, then the Company will be required to pay to GenFleet the remainder of the $10 million initial payment upon the first day of the 15th calendar month following the Effective Date. Upon receipt of the first regulatory approval of a Product and continuing throughout the term of the License Agreement, the Company will have the right to terminate the License Agreement upon one year’s prior written notice to GenFleet. In addition, the Company may terminate the License Agreement upon 90 days’ notice to GenFleet upon the occurrence of certain safety events described in the License Agreement.

GenFleet may terminate the License Agreement upon notice to us if the Company becomes in arrears in any payments due pursuant to the License Agreement and the Company fails to make the required payment within 60 days after the delivery of written notice from GenFleet. In addition, if the Company fails to meet the deadline for a diligence milestone event (as described in the License Agreement), GenFleet may treat such failure as a material breach which has not been cured and GenFleet will be entitled to terminate the License Agreement if such material breach is not cured within 90 days of receiving notice of such material breach.

At GenFleet’s request within 30 days of termination of the License Agreement, other than termination by us for GenFleet’s material breach following a cure period, the Company will grant GenFleet an option to enter into negotiations with us with respect to a license agreement pursuant to which the Company would grant GenFleet a non-exclusive, royalty-bearing, worldwide license for certain of our intellectual property that is necessary and used to develop, commercialize and manufacture the terminated products.

The foregoing summary of the License Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the License Agreement, which will be filed as an exhibit to a future periodic report to be filed with the Securities and Exchange Commission.

Item 8.01 Other Events

In December 2020, the Company entered into an exclusive license agreement with 3D Medicines Inc., a China-based biopharmaceutical company developing next-generation immuno-oncology drugs for the development and commercialization of galinpepimut-S, or GPS, as well as the Company’s next generation heptavalent immunotherapeutic GPS+, which is at preclinical stage, across all therapeutic and diagnostic uses in the Greater China territory (mainland China, Hong Kong, Macau and Taiwan). In January 2022, the Company announced that an IND application for a small Phase 1 clinical trial investigating safety filed by 3D Medicines to initiate the first clinical trial in China for 3D189, also known as GPS, had been accepted by China’s National Medical Products Administration, or NMPA. On March 30, 2022, the IND was approved by the NMPA triggering a $1.0 million milestone payment to the Company which is expected to be received in the second quarter of 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELLAS Life Sciences Group, Inc.

Date:	March 31, 2022	By:		/s/ Barbara A. Wood
			Name:	Barbara A. Wood
			Title:	Executive Vice President, General Counsel and Corporate Secretary